SHARE EXCHANGE AGREEMENT

                                      AMONG

                          OFF WORLD ENTERTAINMENT, INC.

                                 SHERRY McKENNA

                                  LORNE LANNING

                                KG SQUARED, INC.

                                       AND

                            CREATIVE PROGRAMMING AND
                            TECHNOLOGY VENTURES, INC.




                         Dated as of September 13, 1996



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                            SHARE EXCHANGE AGREEMENT


     SHARE EXCHANGE AGREEMENT, dated as of September 13, 1996 (the "Agreement"), among SHERRY McKENNA ("McKenna"), LORNE LANNING ("Lanning" and, together with McKenna, the "Executives"), OFF WORLD ENTERTAINMENT, INC., a Delaware corporation (the "Company"), KG SQUARED, INC., a Colorado corporation ("KGSI"), and CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC., a Colorado corporation ("CPTV").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to issue in the name of KGSI and deliver to the Closing Escrow Agent (as defined herein) to be held in escrow pursuant to the terms of the Closing Escrow Agreement (as defined herein) 1,960 shares (the "Series B Shares") of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), and KGSI desires in consideration therefor to deliver to the Closing Escrow Agent to be held in escrow pursuant to the terms of the Closing Escrow Agreement (i) 19,600 shares (the "Class A Shares") of the Class A Voting Common Stock, par value $.01 per share (the "Class A Common"), of the Company, (ii) 5,000 shares (the "Class B Shares") of the Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common"), of the Company, and (iii) 22,524.5 shares (the "Series A Shares" and, together with the Class A Shares and the Class B Shares, the "Exchange Shares") of the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred"), of the Company, all of which Exchange Shares are currently owned by KGSI; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, GT INTERACTIVE SOFTWARE CORP., a Delaware corporation ("GT"), the Company, Lanning and McKenna are entering into an agreement (the "Stock Issuance
Agreement"), pursuant to which the Company shall, simultaneously with the Closing hereunder, issue in GT's name and deliver to the Closing Escrow Agent to be held in escrow pursuant to the Closing Escrow Agreement, 80 shares (the "Newly-Issued Series B Shares") of the Series B Preferred, upon the terms and conditions set forth in the Stock Issuance Agreement; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, GT, KGSI and CPTV are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which KGSI shall, simultaneously with the Closing hereunder, deliver to the Closing Escrow Agent to be held in escrow pursuant to the Closing Escrow Agreement certain "Affiliate Indebtedness" (as defined in the Stock Purchase Agreement), upon the terms and conditions set forth therein; and

     WHEREAS, the Company, KGSI, CPTV, Lanning and McKenna are entering into this Agreement in order to induce GT to enter into the Stock Purchase Agreement and the Stock Issuance Agreement;


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     WHEREAS,  McKenna and Lanning are officers,  directors and  stockholders of the Company; and

     WHEREAS, KGSI is a wholly-owned subsidiary of CPTV;

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement. In addition, the following terms shall have the following meanings:

     "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

     "Agreement" shall have the meaning ascribed to it in the Recitals.

     "Business Day" shall have the meaning ascribed to it in Section 5.1.

     "Class A Common" shall have the meaning ascribed to it in the Recitals.

     "Class A Shares" shall have the meaning ascribed to it in the Recitals.

     "Class B Common" shall have the meaning ascribed to it in the Recitals.

     "Class B Shares" shall have the meaning ascribed to it in the Recitals.

     "Closing" shall have the meaning ascribed to it in Section 5.1.

     "Closing Date" shall have the meaning ascribed to it in Section 5.1.

     "Closing  Escrow  Agent"  shall have the meaning  ascribed to it in Section
     2.1.

     "Closing Escrow Agreement" shall have the meaning ascribed to it in Section 2.1.

     "Company" shall have the meaning ascribed to it in the Recitals.

     "Conditions  Subsequent"  shall have the meaning  ascribed to it in Section
     2.2.

     "CPTV" shall have the meaning ascribed to it in the Recitals.

     "Encumbrances" shall have the meaning ascribed thereto in Section 2.1.


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     "Exchange Shares" shall have the meaning ascribed to it in the Recitals.

     "Executives" shall have the meaning ascribed to it in the Recitals.

     "GT" shall have the meaning ascribed to it in the Recitals.

     "KGSI" shall have the meaning ascribed to it in the Recitals.

     "Lanning" shall have the meaning ascribed to it in the Recitals.

     "McKenna" shall have the meaning ascribed to it in the Recitals.

     "Newly-Issued Series B Shares" shall have the meaning ascribed to it in the Recitals.

     "Release Date" shall mean the earliest of (i) the date of the Conditions Subsequent have been fulfilled, (ii) the date this Agreement is terminated pursuant to Section 9, and (iii) December 1, 1996, or, if the Shareholder Meeting Materials (as defined in the Stock Purchase Agreement) have been reviewed and approved by the SEC by December 1, 1996, December 15, 1996.

     "Series A Preferred" shall have the meaning ascribed to it in the Recitals.

     "Series A Shares" shall have the meaning ascribed to it in the Recitals.

     "Series B Preferred" shall have the meaning ascribed to it in the Recitals.

     "Series B Shares" shall have the meaning ascribed to it in the Recitals.

     "Shareholder Approval" shall mean the legally sufficient approval of the transactions contemplated herein and in the other Transaction Documents by the shareholders of CPTV.

     "Stock Issuance Agreement" shall have the meaning ascribed to it in the Recitals.

     "Stock Purchase Agreement" shall have the meaning ascribed to it in the Recitals.


2.   ISSUANCE AND EXCHANGE

     2.1 Issuance and Exchange of Shares. (a) Subject to and upon the terms and conditions of this Agreement, including the fulfillment of each and all of the Conditions Subsequent at the Release Date, at the Closing the Company shall, simultaneously with the issuance of the Newly-Issued Series B Shares pursuant to the Stock Issuance Agreement and the purchase of the Series B Shares pursuant to the Stock Purchase Agreement, issue, sell and deliver to KGSI the Series B Shares, free of any liens, pledges, mortgages, security interests, charges,


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          restrictions,  adverse claims or other encumbrances  ("Encumbrances"), and KGSI shall, in exchange therefor, sell, assign,  transfer,  convey
          and  deliver  to  the  Company  the  Exchange  Shares,   free  of  any
          Encumbrances.

          (b) At the Closing, the Company shall deposit in an escrow account with Republic National Bank of New York (the "Closing Escrow Agent") (i) a stock certificate or certificates representing the Series B Shares issued in the name of KGSI, and (ii) any items required to be deposited in such escrow account by the Company on the Closing Date pursuant to any provision of this Agreement. Each of the items described in clauses (i) and (ii) above shall be held by the Closing Escrow Agent pursuant to the terms of a Closing Escrow Agreement, to be dated the Closing Date, by and among GT, KGSI, CPTV, the Company, and the Closing Escrow Agent (the "Closing Escrow Agreement"), in substantially the form attached hereto as Exhibit 2.1. At the Closing, KGSI shall deposit with the Closing Escrow Agent (x) stock certificates representing the Exchange Shares, accompanied by undated stock transfer powers relating thereto duly executed in blank, (y) undated stock transfer powers relating to the Series B Shares, duly executed in blank, and (z) any items required to be delivered by KGSI or CPTV to the Company, on the Closing Date pursuant to any provision of this Agreement. The items described in clauses (x), (y) and (z) above shall be held by the Closing Escrow Agent pursuant to the terms of the Closing Escrow Agreement.

     2.2 Conditions Subsequent. The Closing of the transactions contemplated hereby shall be subject to the following conditions subsequent (the "Conditions Subsequent"), each and all of which must be met on or before the Release Date: (i) the Shareholder Approval shall have been obtained, (ii) no order, decree or ruling by any governmental agency shall have been issued, and no statute, rule, regulation or order shall have been enacted, entered, enforced or applied to the transactions contemplated hereby, and which would prohibit or render illegal the transactions contemplated by this Agreement, and (iii) no temporary restraining order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     2.3 Release of Escrow. Subject to the terms and conditions of the Closing Escrow Agreement, all items held in escrow shall be released from escrow as soon as practicable on or after the Release Date pursuant to and in accordance with the provisions of such Closing Escrow Agreement.

     2.4 Cancellation of Series B Shares. The Company agrees that if all the Conditions Subsequent have not been fulfilled on the Release Date, and the Series B Shares and the Newly- Issued Series B Shares are therefore returned to the Company pursuant to the Closing Escrow Agreement, the Company shall immediately cancel such Series B Shares and Newly-Issued Series B Shares.


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3.   COVENANTS OF THE COMPANY, McKENNA AND LANNING

     3.1 Regulatory Approvals. The Company, McKenna and Lanning will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be required, or which KGSI or CPTV may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company, McKenna and Lanning will use their best efforts promptly to obtain all such authorizations, approvals and consents.

     3.2 Necessary Consents. During the period from the date of this Agreement until the Release Date, the Company, McKenna and Lanning will use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 3.1 to facilitate the consummation of the transactions contemplated hereby.

     3.3 Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the Release Date, the Company, McKenna and Lanning will use their best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 7, and the Company, McKenna and Lanning will use their best efforts to cause the transactions contemplated by this Agreement and the other Transaction Documents to be consummated. The Company, McKenna and Lanning shall take all actions necessary to give effect to the provisions of this Agreement and the other Transaction Documents, and McKenna and Lanning shall at all times vote their shares of the Company's capital stock in such a manner as to give effect to such provisions.

4.   COVENANTS OF KGSI AND CPTV

     4.1 Regulatory Approvals. KGSI and CPTV will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be required, or which the Company, McKenna or Lanning may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. KGSI and CPTV will use their best efforts promptly to obtain all such authorizations, approvals and consents.

     4.2 Necessary Consents. During the period from the date of this Agreement until the Release Date, KGSI and CPTV will use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.1 to facilitate the consummation of the transactions contemplated hereby.

     4.3 Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the Release Date, KGSI and CPTV will use their best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 6, and KGSI and CPTV will use their best efforts to cause the transactions contemplated by this Agreement and the other Transaction Documents to be consummated. KGSI and CPTV shall take all actions necessary to give effect to the provisions of this Agreement and the other Transaction Documents, and KGSI shall at all times vote its shares of the Company's capital stock in such a manner as to give effect to such provisions.

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5.   CLOSING

     5.1 The Closing. Subject to the termination of this Agreement as provided in Section 8 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, on or before September 13, 1996, unless another place, time and date is mutually selected by GT, the Company, McKenna and Lanning. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." As used herein, "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are authorized or required to be closed in New York, New York.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, McKENNA
     AND LANNING

     The obligations of the Company, McKenna and Lanning hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by the Company, McKenna and Lanning, but only in a writing signed by each of the Company, McKenna and Lanning):

     6.1 Compliance with Law. No order, decree or ruling by any governmental agency shall have been issued, or threatened in writing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or applicable to the transactions contemplated hereby, which remains in effect and which would prohibit or render illegal the transactions contemplated by this Agreement.

     6.2 Government Consents. All material permits or authorizations of regulatory authorities required to consummate the transactions contemplated hereby, including, without limitation, any requirements under applicable federal and state securities laws, shall have been obtained.

     6.3 No Legal Action. No temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     6.4 Other Closings. The closings under the Stock Purchase Agreement and the Stock Issuance Agreement shall occur simultaneously with the Closing hereunder.


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7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF KGSI AND CPTV

     The obligations of KGSI hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by KGSI, but only in a writing signed by
KGSI):

     7.1 Compliance with Law. No order, decree or ruling by any governmental agency shall have been issued, or threatened in writing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which remains in effect and which would prohibit or render illegal the transactions contemplated by this Agreement.

     7.2 Government Consents. All material permits or authorizations of regulatory authorities required to consummate the transactions contemplated hereby, including without limitation, any requirements under applicable federal and state securities laws, shall have been obtained.

     7.3 No Legal Action. No temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     7.4 Other Documents. The Closings under the Stock Purchase Agreement and the Stock Issuance Agreement shall occur simultaneously with the Closing hereunder.

     7.5 Certificate of Amendment. The Company shall have deposited with the Closing Escrow Agent, to be held pursuant to the Closing Escrow Agreement, a certificate of amendment (the "Certificate of Amendment") to the Company's Certificate of Incorporation in substantially the form of Exhibit 7.5 hereto, which will cancel the Series B Preferred. The Company's Board of Directors shall have duly authorized the filing of such Certificate of Amendment, if all the Conditions Subsequent have not been met on the Release Date, and such Certificate of Amendment shall be duly executed by the appropriate officers of the Company.

8.   TERMINATION OF AGREEMENT

     8.1 Termination. This Agreement shall be automatically terminated if the Stock Purchase Agreement is terminated in accordance with its terms.

     8.2 Effect of Termination. In the case of any termination of this Agreement as provided in this Section 8, this Agreement shall be of no further forceand effect and nothing herein shall relieve any party from liability for any breach of this Agreement. Specifically, and without limiting the previous sentence: all items held in escrow pursuant to the Closing Escrow Agreement, the Purchase Price Escrow Agreement and the Holdback Escrow Agreement shall be released from those escrows pursuant to the terms of those agreements.

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9.   MISCELLANEOUS

     9.1 Governing Law. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state or Federal court located in Delaware. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

     9.2 Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of their rights or obligations hereunder without the prior written consent of the other parties hereto and GT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, personal representatives, distributees and permitted assigns.

     9.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     9.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     9.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby and by GT. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.


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

     9.7 Expenses. Each of the parties hereto will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby. All such fees and expenses incurred by McKenna or Lanning shall be paid for by the Company.

     9.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to the Company to:

                           Odd World Entertainment
                           869 Monterey Street
                           San Luis Obispo, CA  93401

                  With a copy to:

                           Rosenfeld, Meyer & Susman
                           9601 Wilshire Boulevard, Fourth Floor
                           Beverly Hills CA  90210-5258
                           Attention: William J. Skrzyniarz
                           Telecopier:  310-271-6430

                  If to McKenna to:

                           Sherry McKenna
                           1218 Miraleste Street
                           San Luis Obispo, CA  93401

                  With a copy to:

                           Rosenfeld, Meyer & Susman
                           9601 Wilshire Boulevard, Fourth Floor
                           Beverly Hills CA  90210-5258
                           Attention: William J. Skrzyniarz
                           Telecopier: 310-271-6430

                  If to Lanning to:

                           Lorne Lanning
                           549 Bluerock Drive
                           San Luis Obispo, CA  93401


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                  With a copy to:

                           Rosenfeld, Meyer & Susman
                           9601 Wilshire Boulevard, Fourth Floor
                           Beverly Hills CA  90210-5258
                           Attention: William J. Skrzyniarz
                           Telecopier: 310-271-6430

                  And if to KGSI or CPTV to:

                           Gary R. Vickers, President
                           Creative Programming and
                              Technology Ventures, Inc.
                           Suite 1100
                           7900 East Union Avenue
                           Denver, Colorado 80237
                           Tel:   303-694-5324
                           Fax:   303-694-5326

                  With a copy to:

                           Herrick K. Lidstone, Jr., Esq.
                           Friedlob Sanderson Raskin Paulson
                              & Tourtillott, LLC
                           1400 Glenarm Place, Suite 300
                           Denver, Colorado 80202
                           Tel:  303-571-1400
                           Fax:  303-595-3159

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch, and (d) in the case of mailing, on the third Business Day following such mailing.

     9.9 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The use of the word "including" shall mean "without limitation." The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     9.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written


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

          assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.11 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; provided, however that GT shall be an intended beneficiary of all the covenants and agreements of the parties hereto.

     9.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled (without posting any bond or proving that monetary damages would not be adequate) to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and to enforce specifically this Agreement and the covenants herein, in addition to any other remedy to which such other parties may be entitled at law or in equity.

     9.13 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, which consent shall not be unreasonably withheld, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

     9.14 Entire Agreement. This Agreement, the Exhibits hereto and the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



                     [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first above written.




KG SQUARED, INC.
                                          ------------------------------------
                                                     Sherry McKenna



By:
   -------------------------------        ------------------------------------
     Name:                                           Lorne Lanning
     Title:



CREATIVE PROGRAMMING AND
TECHNOLOGY VENTURES, INC.



By:
   -------------------------------
    Name:
    Title:



OFF WORLD ENTERTAINMENT, INC.



By:
   -------------------------------
    Name:
    Title:





                                         TABLE OF CONTENTS


                                                                                                                Page

1.       DEFINITIONS.............................................................................................  2

2.       ISSUANCE AND EXCHANGE...................................................................................  3
         2.1        Issuance and Exchange of Shares..............................................................  3
         2.2        Conditions Subsequent........................................................................  4
         2.3        Release of Escrow............................................................................  4
         2.4        Cancellation of Series B Shares..............................................................  4

3.       COVENANTS OF THE COMPANY, McKENNA AND LANNING...........................................................  4
         3.1        Regulatory Approvals.........................................................................  5
         3.2        Necessary Consents...........................................................................  5
         3.3        Satisfaction of Conditions Precedent.........................................................  5

4.       COVENANTS OF KGSI AND CPTV..............................................................................  5
         4.1        Regulatory Approvals.........................................................................  5
         4.2        Necessary Consents...........................................................................  5
         4.3        Satisfaction of Conditions Precedent.........................................................  5

5.       CLOSING.................................................................................................  6
         5.1        The Closing..................................................................................  6

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, McKENNA
         AND LANNING.............................................................................................  6
         6.1        Compliance with Law..........................................................................  6
         6.2        Government Consents..........................................................................  6
         6.3        No Legal Action..............................................................................  6
         6.4        Other Closings...............................................................................  6

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF KGSI AND CPTV....................................................  7
         7.1        Compliance with Law..........................................................................  7
         7.2        Government Consents..........................................................................  7
         7.3        No Legal Action..............................................................................  7
         7.4        Other Documents..............................................................................  7
         7.5        Certificate of Amendment.....................................................................  7

8.       TERMINATION OF AGREEMENT................................................................................  7
         8.1        Termination..................................................................................  7
         8.2        Effect of Termination........................................................................  7

                                                     i


9.       MISCELLANEOUS...........................................................................................  8
         9.1        Governing Law................................................................................  8
         9.2        Assignment; Binding Upon Successors and Assigns..............................................  8
         9.3        Severability.................................................................................  8
         9.4        Counterparts.................................................................................  8
         9.5        Other Remedies...............................................................................  8
         9.6        Amendment and Waivers........................................................................  8
         9.7        Expenses.....................................................................................  9
         9.8        Notices......................................................................................  9
         9.9        Construction of Agreement.................................................................... 10
         9.10       Further Assurances........................................................................... 10
         9.11       Absence of Third Party Beneficiary Rights.................................................... 11
         9.12       Specific Performance......................................................................... 11
         9.13       Public Announcement.......................................................................... 11
         9.14       Entire Agreement............................................................................. 11

                                                     ii
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